Exhibit 10(s)

LEASE AGREEMENT

Dated as of September 23, 2011

between

TM SQUARED

Landlord

and

COMTECH PST CORP.

Tenant

LEASE AGREEMENT

           This Indenture of Lease (the "Lease") dated as of the 23rd day of September, 2011 by and between TM Squared, a New York general partnership having an address at 17 Palatine Court, Syosset, New York 11791 ("Landlord"), and Comtech PST Corp. a New York corporation, having an address at 68 South Service Road, Suite 230, Melville, New York 11747.

W I T N E S S E T H:

In consideration of ten ($10.00) dollars, other good and valuable consideration, and the mutual covenants contained herein, Landlord and Tenant, intending to be legally bound, hereby agree as follows:

ARTICLE 1.
CERTAIN DEFINITIONS

Section 1.01. As used in this Lease:

A. "Building" means the existing building and any other structures or improvements now or hereafter erected or situated on the Land (hereinafter defined), the foundations and footings of the structures and improvements so included and any and all fixtures, equipment and machinery of every kind and nature whatsoever now or hereafter affixed or attached thereto, or now or hereafter used in connection with the operation use or occupancy thereof, and the appurtenances thereto;

B. "Expiration Date" means the last day of the Term.  If the Lease is cancelled or terminated prior to the originally fixed Expiration Date, then the Expiration Date shall be the date on which the Lease is so cancelled or terminated.  If the Lease is cancelled or terminated prior to the originally fixed Expiration Date by reason of Tenant's Default (as hereinafter defined), Tenant's liability under the provisions of the Lease shall continue until the date the Term would have expired and such cancellation or termination would have occurred;

C. "Fee Mortgage" shall mean a mortgage on Landlord's fee or any part thereof and the term "Fee Mortgagee" shall mean any holder of such mortgage;

D. "Insurance Requirements" means the applicable provisions of the insurance policies carried by Landlord and/or Tenant covering the Premises; all requirements of the issuer of any such policy; and all orders, rules, regulations, and other requirements of any insurance service office which serves the community in which the Premises is situated;

E. "Landlord" means only the owner or lessor for the time being of the Premises, so that from and after the later to occur of (1) any sale of the Premises or (2) an assignment of this Lease and (3) notice to Tenant of said sale or assignment, Landlord shall be and hereby is entirely freed and relieved of all obligations of Landlord hereunder and it shall be deemed without further agreement between the parties and such purchaser(s) or assignee(s) that the said purchaser or assignee has assumed and agreed to observe and perform all obligations of Landlord hereunder;

F. "Parking Area" means all portions of the Premises other than the Building;

G. "Person" means an individual, fiduciary, estate, trust, partnership, firm, association, corporation, or other organization, or a government or governmental authority;

H. "Repair" includes the words "replacement and restoration", "replacement or restoration", "replace and restore", "replace or restore", as the case may be, unless specifically indicated to the contrary herein;

I. "State" means the State of New York;

J. "Tenant's Agents" includes Tenant's employees, servants, invitees, licensees, tenants, subtenants, assignees, contractors, heirs, successors, legatees, and devisees;

K. "Term of this Lease" has the meaning set forth in Article 2; and

L. "Termination of this Lease" means the expiration of the term of this Lease and any sooner termination of the term of this Lease pursuant to any of the provisions of this Lease.

ARTICLE 2.
LEASE OF PREMISES, TERM OF LEASE

Section 2.01. The Landlord, for and in consideration of the rent to be paid and of the covenants and agreements hereinafter contained to be kept and performed by the Tenant, hereby leases to the Tenant, and the Tenant hereby hires from the Landlord, approximately +/- 46,000 rentable square feet of space in the Building (for purposes of all computations of Rent and Additional Rent payable in this Lease, the demised premises shall at all times be deemed 46,000 sq. ft. notwithstanding the Carve Out Space as defined below) on approximately 2.79 acres of land as shown on Schedule A (the "Land") situate, lying and being in the Town of Huntington, County of Suffolk, State of New York known as 105 Baylis Road, Melville, New York  (the "Premises").  The Land, Building and all parking/common areas shall collectively be called the “Property” or “Premises”.

Section 2.02. Notwithstanding the forgoing and all other terms and conditions contained in this Lease unless otherwise specifically set forth herein, and without diminishing or abating in any way Tenant's obligation to pay the full amount of Rent and Additional Rent or to perform any other Tenant covenants and obligations as set forth in this Lease, Landlord, at all times hereunder, reserves the right to and shall maintain exclusive use, occupancy and control of that 1,150 sq. ft. of space located in the northwest corner of the lower office section of the Building as currently occupied by a third party, together with the common areas of the Building to the extent required for ingress and egress thereto, and three reserved and unlimited unreserved parking spaces (collectively the “Carve Out Space”).  For purposes of clarity, such use, occupancy and control of the Carve Out Space shall include but not be limited to Landlord's right to lease or sublease all or part of the Carve Out Space to the current tenant or to any other third party(s), in Landlord’s sole discretion and without credit or abatement to Tenant of any kind or nature, so long as any such party(s) agrees to comply with Tenant’s reasonable Building security requirements.  With respect to that portion of the Carve Out Space situated within the confines of the Building only and which does not involve common areas, Landlord shall be solely responsible for any and all costs and expenses occasioned by general maintenance and repairs of the afordescribed space, to the extent such maintenance and repair items are wholly within Landlord’s or Landlord’s designated occupant’s exclusive dominion and control, but in any event specifically excluding but not limited to Tenant's covenants and obligations in this Lease regarding Taxes and Insurance Requirements as set forth in Article 4, Utilities as set forth in Article 11, Covenants against Waste and to Repair the Premises as set forth in Article 6 (to the extent not expressly modified hereinbefore), compliance with Environmental Laws as set forth in Section 28, and other Compliance requirements set forth in Article 7.  For further purposes of clarity, consistent with Article 39 of this Lease expressing that Landlord’s receipt of Rent and Additional Rent under this Lease be on a “net” basis, Tenant shall at all times be solely responsible for any and all costs and expenses of any kind or nature whatsoever, with no contribution from Landlord or any other occupant of the Carve Out Space unless otherwise specifically provided, including but not limited to Building and Property operating costs and maintenance, utilities (with exception to telephone service and internet service within the Carve Out Space), Building systems (including but not limited to HVAC, plumbing, electrical and mechanical systems servicing the Carve Out Space), and parking/common area repairs and maintenance.

Section 2.03. The term (“Term”) of this Lease shall be for a period of ten (10) years commencing on January 1, 2012 (the "Commencement Date"), and ending December 31, 2021 (the “Expiration Date”).

ARTICLE 3.
USE

Section 3.01. Subject to and in accordance with all rules, regulations, laws, ordinances, statutes, and requirements of all government authorities and any fire insurance board or rating organization having jurisdiction, the Premises shall be used and occupied only for warehousing, light manufacturing and appurtent offices, and for no other purpose. Tenant shall not use or allow the Premises or any part thereof to be used or occupied for any other purpose than permitted herein or any unlawful purpose, or in violation of any certificate of occupancy affecting the use of the Premises.    Tenant agrees it shall not use the Premises in any manner which will interfere with any of the other tenants of the Building, if any.

ARTICLE 4.
RENT, INSURANCE, TAXES ETC.

Section 4.01. FIXED RENT.  Tenant shall pay Fixed Rent to Landlord.  The Fixed Rent shall be payable during the Term in equal monthly installments upon the terms as set-forth below and in the amount set forth in Schedule “B” annexed hereto and incorporated by reference herein.  Each monthly installment shall be due in advance on the first day of each month during the Term.  If the Commencement Date is a day other than the first day of the month, the first installment shall be one thirtieth of a normal monthly installment for each day during the period commencing with the Commencement Date up to and including the last day of that month.  If the

Expiration Date occurs on a day other than the last day of any month, Fixed Rent for the last month during the Term shall be pro-rated in the same manner.

Section 4.02. RENT.

A.           "Rent" means Fixed Rent as set-forth in this Article hereinbefore.

B.           Rent shall be paid automatically without written or oral notice, demand, counterclaim, offset, deduction, defense, or abatement.

C.           All Rent and any and all other amounts payable under the Lease shall be payable at Landlord's address as set forth in the Lease or at such other address as Landlord shall designate by giving notice to Tenant.

D.           If Tenant shall fail to pay any other charges payable hereunder, whether or not same are called Rent or Additional Rent, Landlord shall have all remedies provided for in the Lease or at law applicable to  nonpayment of Fixed Rent.  Tenant's obligations under this Article shall survive the Expiration Date of the Lease.

E.           The Rent and all other payments reserved hereunder shall be paid to the Landlord without any claim on the part of the Tenant for diminution or abatement.  The Tenant's obligation to pay the Rent hereunder and to perform the covenants and agreements on its part to be performed hereunder shall in no way be affected, impaired or excused in any respect because the Landlord is unable, for any reason whatsoever, to fulfill any of its obligations hereunder or because the Tenant's use and occupancy of the Premises shall be disturbed or prevented from any cause whatsoever, except as otherwise specifically provided in this Lease.

F.           Any sums of money required to be paid under this Lease by Tenant in addition to the rent herein provided, shall be deemed "Additional Rent” due and payable.  It shall be paid after demand therefore with the rent next due or as may be otherwise provided herein.  If Landlord receives from Tenant any payment less than the sum of the Fixed Rent, Additional Rent, and other charges then due and owing, Landlord, in its sole discretion, may allocate such payment in whole or in part to any Fixed Rent, any Additional Rent, and/or other charge or to any combination thereof, in Landlord’s sole discretion.  Landlord’s failure to deliver to Tenant a statement showing Tenant’s liability for Additional Rent for any portion of the Term of this Lease during the Term of this Lease shall neither prejudice or waive Landlord’s right to deliver any such statement for a subsequent period or to include in such statement for a subsequent period Additional Rent for a previous period.  If any payment of Fixed Rent or Additional Rent shall not be paid within ten (10) days of the date when due, interest shall accrue thereon at the rate of 1.5% per month.

G.           If Tenant shall default in making any payment required to be made by Tenant or in performing any obligation of Tenant under this Lease which shall require the expenditure of money, Landlord may, but shall not be obligated to make such payment on behalf of Tenant or expend such sum as may be necessary to perform or fulfill such obligation, provided, however, that Landlord may not make such payment or expenditure unless Landlord shall have given Tenant ten (10) days written notice of such default, during which such default is not cured.  Any sums so paid by Landlord shall be deemed Additional Rent and shall be due and payable to Landlord on the later of (x) the due date of the next installment of Fixed Rent or (b) fifteen (15) days after demand.

Section 4.03. LANDLORD’S INSURANCE.  During the Term of this Lease, it is expressly acknowledged and agreed that Landlord shall not be required to procure nor maintain any type of insurance whatsoever relevant to the Property, except as may be required by Landlord's Fee Mortgagee, if any.  Notwithstanding the forgoing, Tenant shall have no rights, claims or beneficial interests, and expressly waives same to the extent they may exist in law or in equity, in or to (i) any insurance coverage or policy that may be procured or maintained by Landlord at any time, (ii) any failure, refusal or neglect by Landlord to maintain any type of insurance coverage or policy as may be required by Landlord's Fee Mortgagee.

Section 4.04. TENANT’S INSURANCE.  During the Term of this Lease, Tenant shall, at Tenant’s sole cost and expense and for the mutual benefit and protection of Landlord, Carve Out Space occupant/tenant, Landlord’s Fee Mortgagee and Tenant:

A. (i) shall keep the Building insured against loss with extended coverage, malicious mischief, storm damage, if available, and against such other risks in such amounts as Landlord in its reasonable discretion deems appropriate and necessary and (ii) maintain insurance against loss by fire with extended coverage, malicious mischief, storm and sprinkler damage, covering all fixtures equipment, improvements or betterments installed or made by Tenant in or about the Premises to the extent of full (100%) of their replacement value, (exclusive of the cost of land, foundation and footings), all with waiver of right in all such insurance policies to recover by way of subrogation against Landlord, the occupant/tenant of the Carve Out Space, and Tenant, with insurance companies of recognized responsibility authorized and licensed to issue such policies in the State of New York, reasonably acceptable to Landlord, and  shall maintain such insurance at all times during the term of this Lease.  Tenant shall pay the premiums in said policies and furnish proof of payment to Landlord as they accrue, and if not so paid, Landlord may, at its option, pay such premiums.  All premiums paid by Landlord shall be deemed additional rent due and payable on the next rent day or subsequent rent day and payments of such premiums by Landlord shall not be deemed a waiver of the default in payment by Tenant.  In lieu of delivering insurance policies, Tenant may furnish a Certificate of Insurance under a blanket insurance policy covering other premises of Tenant, provided that an endorsement is contained thereon naming Landlord as the insured and beneficiary Landlord owner of the Premises and fixing a separate value for the coverage allocable to the Premises.  Notwithstanding the above, Tenant shall not be required to insure its manufacturing equipment for Landlord’s benefit.

B. Tenant shall, upon the Commencement Date and during the Term of this Lease, at Tenant’s sole cost and expense, provide and keep in force for the benefit of Landlord and Tenant as their interests may appear, comprehensive general public liability insurance policy or policies of standard form in the State of New York, with limits of Five Million ($5,000,000.00) combined single limit, such policy or policies to cover the Premises, inclusive of sidewalks and parking facilities, against claims for bodily injury, death and/or property damage occurring upon, in, about or adjacent to the Premises or on, in or about any easement or appurtenances therewith belonging, or any part thereof; with waiver of right in all such insurance policies to recover by way of subrogation against Landlord, the occupant/tenant of the Carve Out Space, and Tenant, with insurance companies of recognized responsibility authorized and licensed to issue such policies in the State of New York, reasonably acceptable to Landlord, and  shall maintain such insurance at all times during the term of this Lease.  The policies in this Section 4.04 shall be obtained by Tenant and certificates thereof delivered to Landlord upon the commencement of the term thereof, with evidence of payment of the premiums thereon and shall be taken in well rated insurance companies authorized to do business in the State of New York.  All such policies shall contain an endorsement stating that such insurance may not be cancelled or amended except upon not less than thirty (30) days prior written notice to Landlord and any designee of Landlord.

C. All insurance provided for in this paragraph shall be effected under valid and enforceable policies issued by insurers of recognized responsibility.  Policies may include primary and "umbrella" levels of insurance, and the policies may be "blanket" policies which cover the Premises and additional locations.  All losses shall be adjusted with the applicable insurance companies by Landlord, and shall be paid to Landlord or as directed by Landlord.

D. During the Term of this Lease, Tenant shall maintain workman’s compensation insurance covering all persons employed by the Tenant and with respect to whom death or bodily injury claims could be asserted against Landlord.  In addition to which, prior to any construction, repairs, alterations and additions to the Premises by Tenant, Tenant shall restrict access to the Premises by any contractor unless such contractor has a certificate of insurance on file with the Tenant and Landlord covering workman’s compensation and reasonably sufficient liability insurance.

E. Upon Tenant’s failure to comply in full with this Article 4, the Landlord shall have the right, but not the obligation, to obtain said insurance as required to protect the Landlord’s interests, pay the premiums therefor, and add said premiums to the monthly installment of Fixed Rent next due.

F. Landlord, nor their respective agents or employees, shall be liable to the Tenant  or to anyone claiming through or under them by way of subrogation or otherwise, for loss or damage of the type normally covered by fire and "ALL-RISK" and public liability insurance covering buildings or contents.  Tenant shall cause its insurance policies to contain clauses or endorsements that the aforesaid releases shall not adversely affect or impair a party’s rights to recover under said insurance policies.  In addition, it is understood and agreed that if any such liability shall exceed the amount of the effective and collectable insurance in question, the Tenant shall be liable for such excess.

Section 4.05. Taxes

A.           Tenant covenants and agrees to pay all “Real Estate Taxes” (as hereinafter defined), as Additional Rent, on the rent installment date immediately following receipt of “Landlord’s Statement” (as hereinafter defined).  Any increases in taxes due to Tenant’s improvements performed by Tenant are to be paid in full solely by Tenant.

B.           The term “Real Estate Taxes” shall be deemed to mean all taxes and assessments, special or otherwise, assessed upon or with respect to the ownership of the land and improvements imposed by Federal, State or local governmental authority or any other taxing authority having jurisdiction over the Premises but shall not include income, intangible, franchise, capital stock, estate or inheritance taxes, or taxes based upon the receipt of rentals (unless the same shall be in lieu of “real estate taxes” as herein defined by whatever name the tax may be designated).  Tenant shall have the right to challenge, negotiate and settle any assessment of real estate taxes, in which event Landlord shall, if requested, join in such contest and reasonably cooperate with Tenant in respect thereto.

C.           “Landlord’s Statement” shall be that written statement which Landlord may at any time deliver to Tenant containing a computation of Real Estate Taxes imposed on the premises, together with a copy of a tax bill covering the period in question.

D.           The failure of Landlord to deliver a Landlord’s Statement as provided above, shall not prejudice nor waive the right of Landlord to deliver such Statement for any subsequent tax year nor from including in said Statement, as Additional Rent, Tenant’s liability for any year in which no Landlord’s Statement was delivered to Tenant, but for which Tenant was otherwise obligated to pay such Additional Rent.  In the event that the Real Estate Taxes are reduced as a result of any appropriate proceeding, Tenant shall be entitled to the benefit of such reduction in proportion to the taxes paid.

E.           With respect to any period at the expiration of the Term of this Lease, which shall constitute a partial tax year, Landlord’s Statement shall apportion the amount of the Additional Rent due hereunder applicable to Real Estate Taxes.

F.           Tenant shall only be required to pay such Real Estate Taxes as and when the same may become due, and provided further that Tenant may elect to pay such taxes in installments to the extent permitted under applicable law.  Notwithstanding the foregoing, any failure by Tenant to timely pay any and all Real Estate Taxes, and any consequences stemming therefrom including but not limited to the assessment of penalties and interest, shall be solely borne by, chargeable to and paid by Tenant.

ARTICLE 5.
LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS

Section 5.01. If Tenant shall at any time fail (a) to take out, pay for, maintain, or deliver any of the insurance policies provided for in Article 4, (b) to cause any lien of the character referred to in Article 12 to be discharged as provided, or (c) to perform any other act on its part to be performed under this Lease, then Landlord may after ten (10)  days notice to Tenant (or without notice in case of an emergency), but shall not be obligated to do so, and without further notice or demand upon Tenant and without waiving or releasing Tenant from any obligations of Tenant in this Lease contained, (i) take out, pay for and maintain any of the insurance policies provided for in Article 4, (ii) discharge any lien of the character referred to in Article 12 as provided or (iii) perform any such other act on Tenant's part to be performed under this Lease.

Section 5.02. All sums paid by Landlord pursuant to Section 5.01 and all necessary incidental costs and expenses paid or incurred by Landlord in connection with the performance of any act by Landlord pursuant to that section, together with interest thereon from the date of making of that expenditure by Landlord shall constitute Additional Rent and shall be payable by Tenant to Landlord in accordance with Article 4.

ARTICLE 6.
COVENANTS AGAINST WASTE AND TO REPAIR
AND MAINTAIN THE PREMISES

Section 6.01. Tenant shall not cause or permit any waste, damage, or injury in and/or to the Property.

Section 6.02.

A.           At the commencement of the term, Tenant shall take the Premises in “as is” “where is” “as currently exists” condition including but not limited to the plumbing, heating, electrical, sprinkler and air conditioning systems.  Landlord makes no representations or warranties with regard to the Premises and its attending systems.  Thereafter, and during the Term of this Lease, Landlord shall make all structural repairs to the roof, structural walls and foundation of the Premises, except structural repairs required as a result of the acts of negligence of Tenant, its agents, officers, employees, patrons or licensees.  Tenant shall at all times keep and maintain the Premises in good order, condition and repair, shall make all other repairs required to the Premises. Tenant’s obligations are, including without limiting the generality of the foregoing, (i) maintenance and repair of the electrical, heating, plumbing, sprinkler and air-conditioning facilities and systems at the Premises; (ii) generally keeping and maintaining the Premises both interior and exterior, in good repair and condition; (iii) keeping the Premises clean and free of debris snow and ice; (iv) repair and maintenance of all plate glass; (v) repair and maintenance of the roof and all structural elements of the Building.  If Tenant fails to make any repairs or replacements required to be made by Tenant, Landlord may, after ten (10) days written notice to Tenant, perform same at Tenant’s expense and the cost thereof shall be due and payable by Tenant to Landlord as Additional Rent, and in addition thereto may thereafter require Tenant to obtain and keep in full force and effect for the benefit of Landlord and Tenant, with a responsible company of Tenant’s choice doing business in Suffolk or Nassau County, a service, repair and maintenance contract with respect to all the heating, ventilation and air-conditioning systems.  A copy of such contract and all renewals thereof shall upon issuance and thereafter not later than ten (10) days prior to expiration, be furnished to Landlord together with evidence of payment. If Tenant fails to commence making any repairs or replacements required to be made by Tenant within ten (10) days after written notice of the necessity of same, and fails to complete same within a reasonable time thereafter, Landlord may, after ten (10) days written notice to Tenant perform same at Tenant’s expense and the cost thereof shall be due and payable by Tenant to Landlord as Additional Rent.

B.           Tenant shall maintain the exterior, the parking lot, sidewalk, driveways and landscaping on, about or serving the Premises, in good order and repair, including snow removal, sweeping, restriping, repaving or replacing the parking lot and any sidewalks or walkways.  Notwithstanding the foregoing, in the event repaving or replacing the parking lot or any other major repair is necessary during the last year of the Lease, Tenant shall perform such work, but the cost thereof shall be amortized over the estimated useful life of the work (as reasonably estimated by the contractor performing the work), and Landlord shall pay to Tenant that portion of the cost allocable to the period subsequent to the expiration of the term of this Lease.  If Landlord fails to pay such amount to Tenant within thirty (30) days of Landlord’s receipt of Tenant’s statement therefore, Tenant may deduct such amount from the next installment(s) of Fixed Rent due hereunder provided that Tenant has made payment in full for such work.  In the event the cost is to be so apportioned, Landlord shall have the right to pre-approve the licensed and insured contractors performing such work which approval shall not be unreasonably withheld or delayed.

C.           Landlord shall not be required to commence any repairs required to be performed by Landlord until after notice from Tenant that same are necessary, which notice, except in the case of an emergency, shall be in writing and shall permit Landlord ten (10) days from receipt thereof in which to commence such repair.  When necessary by reason of accident or other casualty occurring in the Building or at the Premises or elsewhere on Landlord’s surrounding property, or in order to make any necessary repairs, alterations or improvements in or relating to the Building or the Premises or other portions of Landlord’s property, Landlord reserves the right to interrupt, temporarily, and on written notice to Tenant, the supply of utility services until said repairs or improvements shall have been completed.  There shall be no abatement in rent because of any such interruption if Landlord shall pursue such work with reasonable diligence and dispatch.  If Landlord shall fail to make the repairs required to be made by it within the time set forth above (unless Landlord is in good faith diligently contesting Tenant’s claim that Landlord has failed to perform its repair obligations), Tenant shall have the right to (upon five (5) days written notice to Landlord, except in emergencies) to make such repairs and to charge the Landlord for the cost thereof.  If Landlord fails to reimburse Tenant for such cost within thirty (30) days after Tenant shall send Landlord a paid bill for such cost, Tenant may deduct such cost from the next installment(s) of rent due hereunder.

D.           Tenant shall comply with the following restrictions with respect to the Premises:

  (i)           Tenant shall store all trash and refuse in appropriate sealed and covered containers either within the Premises or in a concealed location (including dumpsters) at the rear of the Building and shall attend to the regular disposal and removal thereof including compliance with all laws and/or ordinances.

 (ii)           Tenant shall not change the exterior colors or architectural treatment of the Premises or make any alternations or changes to the exterior of the Building or to the grading, planting or landscaping of the exterior of the Building.

(iii)           Other than those signs which have been submitted to and approved by Landlord prior to the execution of this Lease, Tenant shall not change place or install or suffer to be placed or installed any sign upon the Building or the Premises unless such sign shall be approved by Landlord and shall be harmonious with the signs of adjoining properties or other tenants at the Premises.  In any event, Tenant shall not place or cause to be placed upon the Building any awning, canopy, banner, flag, pennant, aerial, antenna, or the like.  All signs or lettering on or about the Premises or the Building shall be neat and of reasonable size.

(iv)           Landlord agrees not to unreasonably withhold or delay its consent to any replacement of the signs or additional signs which Tenant elects to install, provided that such signs comply with all municipal regulations, including any permits needed for same.

(v)           Tenant shall not permit the parking of any vehicle on the streets and roadways adjoining or surrounding the Building, and Tenant shall require its employees, customers, invitees, licensees and visitors to park only in the parking areas serving the Premises.  Tenant shall indemnify, defend and hold Landlord harmless against any claims or liabilities (including Landlord’s reasonable attorneys’ fees) arising by reason of or occasioned by improper parking, theft, vandalism and other similar actions.

Section 6.03. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises, except as set forth in Section 6.02 above.

ARTICLE 7.
COMPLIANCE WITH ORDERS, ORDINANCES, ETC.

Section 7.01. On and after the Commencement Date, Tenant shall promptly comply with (a) all laws and ordinances and the orders, rules, regulations, and requirements of all federal, state, and municipal governments and appropriate departments, commissions, boards, and officers thereof, and the orders, rules, and regulations of the Board of Fire Underwriters which has jurisdiction, or any other body hereafter constituted exercising similar functions, which may be applicable to the Premises or to the use or manner of use of the Premises (collectively "Laws"), and (b) the requirements of all policies of public liability, fire, and all other policies of insurance at anytime in force with respect to the Premises as required under Article 4.

Section 7.02. Tenant shall have the right, after written notice to Landlord, to contest by appropriate legal proceedings, in the name of Tenant or Landlord or both, without cost or expense to Landlord, the validity or application of any law, ordinance, order, rule, regulation, or requirement referred to, and if, by the terms of any such law, ordinance, order, rule, regulation, or requirement, compliance therewith pending the prosecution of any such proceeding may legally be held in abeyance without the incurrence of a lien, charge, or liability of any kind against the Premises and without subjecting Landlord to any civil or criminal liability of whatsoever nature for failure so to comply, Tenant may postpone compliance until the final determination of any proceedings, provided that all such proceedings shall be prosecuted with reasonable diligence and dispatch, and if any lien, charge or civil liability is incurred by reason of non-compliance, Tenant may nevertheless make the contest and delay compliance as described above, provided that Tenant furnishes to Landlord security, reasonably satisfactory to Landlord, against any loss or injury by reason of such noncompliance or delay and prosecutes the contest with reasonable diligence.  Landlord, without cost to it, shall execute and deliver any papers which may be necessary or proper to permit Tenant to contest the validity or application of any such law, ordinance, order, rule, regulation, or requirement.

Section 7.03. Tenant shall indemnify Landlord and hold it harmless from and against any and all liabilities, damages costs and expenses (including reasonable attorney's fees and disbursements) incurred in connection with Tenant's failure to comply with Sections 7.01 and 7.02 hereinabove.

ARTICLE 8.
DAMAGE TO OR DESTRUCTION OF THE BUILDING

Section 8.01.                      If the Building or the Premises shall be damaged or destroyed during the term by fire or other casualty, Landlord shall, to the extent permitted by the insurance proceeds collected by Landlord, with due diligence, repair and/or rebuild the same to substantially the condition it was in immediately prior to such damage or destruction.

(a)           If the Building shall be damaged or destroyed to the extent of fifty (50%) percent or more of the then replacement value thereof, exclusive of foundations, by any cause and if the casualty will take more than six (6) months to repair or occurs during the last year of the term of this Lease Landlord or Tenant may terminate the Lease on written notice to the other served within sixty (60) days after such damage or destruction.

(b)           If this Lease shall not be terminated as provided in this Article 8, Landlord shall restore the Building and the Premises and subparagraphs (a) of this Article 8 shall be applicable.

(c)           If at the time of the fire loss or destruction, Landlord is unable to rebuild because of (i) any governmental bureau, department or subdivision thereof shall impose restrictions on the manufacture, sale, distribution and/or use of materials necessary in the construction of the Building, or (ii) Landlord is unable to obtain materials from its usual sources due to strikes, lockouts, war, military operations and requirements, National emergencies, etc., and such inability shall continue for four (4) months, either party may cancel this Lease upon giving written notice to the other.

(d)           Tenant hereby waives any and all rights granted by Section 227 of the Real Property Law of the State of New York or any other law of like import now or hereafter enacted.

Section 8.02.                      No provision of this Article shall be construed to entitle the Tenant to any abatement, allowance, reduction or suspension of Rent and/or Additional Rent unless and until this Lease is terminated in accordance with this Article.

ARTICLE 9.
CONDEMNATION

Section 9.01.                      (a) If the whole of the Premises be taken under the power of eminent domain for any public or quasi-public improvement or use, the Term of this Lease shall expire as of the date of vesting of title in the condemning authority.

(b)           If less than the whole of the Premises is taken under the power of eminent domain or for any public or quasi-public purpose (excluding parking area) and Tenant reasonably determines that such taking will have such material adverse effect on Tenant’s ability to reasonably conduct its business at the Premises (including any replacement or substitute space or accommodations offered by Landlord in place of the space so taken) such that the result is that Tenant is prevented from the reasonable operation of its business, Tenant shall have the right to terminate this Lease by written notice to Landlord given within sixty (60) days after Tenant receives notice of such taking, and this Lease shall terminate as of the date set forth in such notice, which shall be not later than ninety (90) days after the date of delivery of such notice.  In making any such determination, Tenant will give due consideration to the acceptability of any replacement or substitute space or other accommodations offered by Landlord in place of the space so taken.

(c)           If this Lease is not terminated pursuant to (a) or (b) above, this Lease shall remain in full force and effect, however, Fixed Rent and Tenant’s pro rata share for the purposes of payment of Taxes and insurance premiums and any other Additional Rent required under this Lease which is based upon the square foot area of the Premises in relation to the Building shall be apportioned, pro rata with the number of square feet of the Building so taken.  If Tenant’s parking area only is taken,  then (i) if 25% or less of the parking area is taken, this Lease shall not terminate but Fixed Rent only shall, unless Landlord provides substitute parking, substantially equal in size to that which was taken, within sixty (60) days after the taking, for Tenant within reasonable walking distance of the Premises, be apportioned pro rata in accordance with the size and usefulness of the portion taken;  (ii) if more than 25% of the parking area is taken, then, unless Landlord provides substitute parking, substantially equal in size to that which was taken and within reasonable walking distance of the Premises, within sixty (60) days after the taking, this Lease shall at the option of either Landlord or Tenant, by written notice served between the 61st and 90th days after the taking, be cancelled and terminated effective sixty (60) days from the date of said taking and if such notice is not served, this Lease shall not terminate but minimum rent only shall be apportioned pro rata in accordance with the size and usefulness of the portion taken.

(d)           If this Lease is not terminated or terminable under the provisions of this Article 9, Landlord shall, with reasonable dispatch and at Landlord’s sole cost and expense, restore, reconstruct and rebuild the remaining portion of the Premises and the Building and all the appurtenances, equipment, utilities, facilities and installations to their condition prior to such taking, in such manner that the resulting building and parking area and driveways shall be a complete and integrated structural, architectural and functional unit similar to and of equal material and workmanship to the Building and parking area and driveways prior to such taking, with all the appurtenances, equipment, utilities, facilities and installation in accordance with plans and specifications to be prepared by Landlord, at the sole cost and expense of Landlord.

(e)           If the nature of the work to be performed as a result of the taking is such as to prevent the operation of the business then being conducted thereon, or to make it impractical so to do, then the Rent and other charges to be paid by Tenant under this Lease shall abate until substantial completion of such work by Landlord.

(f)           In the event of any taking under the power of eminent domain, Landlord shall be entitled to and shall receive the entire award provided that Tenant shall be entitled to and shall receive any part of any award made for Tenant’s cost of moving Tenant’s trade fixtures, only.

(g)           In the event of any dispute under the provisions of this Article 9, it shall be resolved by arbitration in Suffolk County, New York before three disinterested and impartial arbitrators, in accordance with the rules of the American Arbitration Association (AAA).  Each arbitrator shall have a minimum of ten (10) years experience in dealing with, renting or appraising industrial real estate.  All fees and expenses of the arbitrators and the American Arbitration Association shall be borne equally by the parties.

ARTICLE 10.
CHANGES AND ALTERATIONS

Section 10.01.   Landlord shall not make any changes, modifications or alterations to the improvements existing on the Premises at the Commencement Date.

A.   Tenant may, without Landlord’s consent, make non-structural alterations or improvements to the Premises, the cost of which in each instance does not exceed $100,000.00.  No other alterations, improvements or changes (i.e. nonstructural repairs, alterations or improvements the cost of which exceeds $100,000.00, or structural repairs, alterations or improvements) including any initial alterations to be performed by Tenant in order to make the premises ready for occupancy, shall be made without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. All buildings, improvements, alterations and replacements, and all building service equipment made or installed by or on behalf of Tenant shall immediately, upon completion or installation thereof, be and become the property of Landlord.  All trade fixtures, moveable partitions, furniture and furnishings installed at the expense of the Tenant shall remain the property of Tenant and Tenant may remove the same or any part thereof during the Term of this Lease, or if the term shall end prior to the date herein specifically fixed for such termination, then within a reasonable time thereafter, but Tenant shall at its expense, repair any and all damage to the Premises resulting from or caused by such removal.  Title to any property which Tenant elects not to remove or which is abandoned by Tenant shall, at the end of the term, vest in Landlord notwithstanding any other rights or remedies Landlord may maintain with respect to such failure to remove Tenant’s property.  All such work to be performed by Tenant shall be in accordance with applicable codes, laws, rules or regulations and the approved plans and specifications, and Landlord shall have the right at any time during the pendency of such work to inspect the Premises and the manner of construction.  Any mechanics lien filed at any time against the Premises, for work claimed to have been performed or for materials claimed to have been furnished to Tenant or Tenant’s contractors or subcontractors, shall be discharged by Tenant within thirty (30) days after filing by bonding, payment or as otherwise provided for herein.  Landlord agrees that it will not unreasonably withhold or delay its consent with respect to alterations or improvements proposed by Tenant.   As to any alteration to which Landlord has consented, Landlord shall not have the right to require the removal of the alteration or restoration of the Premises unless such removal or restoration was made an express condition of Landlord's consent.

ARTICLE 11.
UTILITIES

Section 11.01.

A.           With respect to the installation of utilities, meters and other related equipment or services, Tenant shall not make (i) structural alterations in or to the Premises or the Building without Landlord’s prior written consent in accordance with Article 10 hereof, or (ii) any modifications and/or additions to the Building.

B.           Tenant shall be solely responsible for all utility services used and/or required to operate the Building and/or Premises including, but not limited to heat (fuel/gas), water, electricity and any other similar services.

C.           Tenant shall directly contract with all utility providers, including the payment of all applicable security deposits and all other requirements of the utilities companies.

D.           Landlord shall not be liable to Tenant for any interruption in or curtailment of any utility service, nor shall any such interruption or curtailment constitute a constructive eviction or grounds for rental abatement in whole or in part hereunder.  Tenant shall hire, at its own cost and expense, a reputable service contractor to maintain and repair (to the extent of Tenant’s obligations hereunder) the heating, ventilating, air conditioning equipment and all other similar systems that services the Premises.

ARTICLE 12.
MECHANICS' LIENS

Section 12.01.   Tenant shall not suffer or permit any mechanics' liens to be filed against the Building and/or Premises by reason of work, labor, services, or materials supplied or claimed to have been supplied to Tenant or anyone holding any interest in the Premises or any part thereof through or under Tenant.  If any such mechanics' lien shall at any time be filed against the Premises, Tenant shall, within thirty (30) days after notice to it of the filing, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction, or otherwise.  If Tenant shall fail to cause such lien to be discharged of record within the period aforesaid, then Landlord may discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs, and allowance.  Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer, or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to, or repair of the Premises or any part thereof, nor as giving Tenant a right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanics' lien against Landlord's interest in the Premises.

ARTICLE 13.
SURRENDER OF THE PREMISES; INSPECTION OF THE PREMISES

Section 13.01.   Upon the termination or earlier expiration of this Lease, Tenant shall surrender the Premises to Landlord in good order and repair.  Tenant shall remove all of its personal property and shall repair all damage to the Premises or the Building occasioned by such removal.  Any property not removed from the Premises shall be deemed abandoned by Tenant and may be disposed of in any manner deemed appropriate by Landlord, without liability to Landlord, however the costs of removal shall be at Tenant's expense and charged to Tenant.  This provision shall survive the termination and/or natural expiration of the term of this Lease.

Section 13.02.   Tenant shall permit Landlord and its authorized representatives to enter the Premises at all reasonable times during usual business hours upon reasonable advance notice for the purpose of (a) inspecting the same, (b) making any necessary repairs thereto and performing any work therein that may be necessary by reason of Tenant's failure to make any such repairs, perform any such work, or comply with any Laws pursuant to the terms herein,   or without notice in case of emergency.  Nothing herein shall imply any duty upon the part of Landlord to do any such work; performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same.  Tenant shall permit Landlord and its authorized representatives to enter the Premises at all reasonable times during usual business hours upon reasonable advance notice for the purpose of exhibiting the same to prospective purchasers or Fee Mortgagees or prospective Fee Mortgagees.

ARTICLE 14.
ASSIGNMENT AND SUBLETTING/SUBORDINATION

Section 14.01.  Except as expressly provided herein, Tenant shall not sublet the Premises or any part thereof, or assign, mortgage or hypothecate, or otherwise encumber this Lease or any interest therein nor grant concessions or licenses for the occupancy of the Premises or any part thereof.  Any attempted transfer, assignment or subletting shall be void and confer no rights upon any third person.  Landlord shall be permitted to assign, mortgage or transfer this Lease or any interest therein.

(a)           Tenant shall pay Landlord the sum of $1,500.00 towards the legal fees associated with the review of any assignment, sublease, or similar agreements or transfers.

(b)           The Tenant further covenants that it shall not assign this Lease nor sublet the Demised Premises or any part thereof without the prior written consent of Landlord in each instance, which shall not be unreasonably withheld, provided such assignment or sublease shall be subject to the conditions hereinafter stated:

(i)           That such assignment or sublease is for a use which is in compliance with the then existing zoning regulations and the Certificate of Occupancy;

(ii)           That at the time of such assignment or subletting, there is no default under the terms of this Lease on the Tenant’s part;

(iii)           That in the event of an assignment, the assignee must assume in writing the performance of all of the terms and obligations of the within Lease;

(iv)           That a duplicate original of said assignment or sublease be delivered by registered mail to the Landlord at the address herein set forth within ten (10) days from the said assignment or sublease;

(v)           Such assignment or subletting shall not, however, release the within Tenant from its liability for the full and faithful performance of all of the terms and conditions of this Lease;

(vi)           If this Lease be assigned, or if the Demised Premise or any part thereof be under let or occupied by anybody other than Tenant, Landlord may after default by Tenant, and Additional Rent collect Rent from the assignee, under-tenant or occupant, and apply the net amount collected to the Rent and Additional Rent herein reserved;

(vii)           Notwithstanding anything contained in this paragraph 14 to the contrary, no assignment or under-letting shall be made by Tenant in any event until Tenant has offered to terminate this Lease as of the last day of any calendar month during the term hereof and to vacate and surrender the Demised Premises to Landlord on the date fixed in the notice served by Tenant upon Landlord (which date shall be prior to the date of such proposed assignment or the commencement date of such proposed lease), and Landlord within thirty (30) days after the receipt thereof has not accepted in writing the offer by Tenant to cancel and terminate said Lease and to vacate the surrender the Demised Premises.

(viii)           Tenant may, without the consent of Landlord, assign this Lease to an affiliate (i.e. a corporation 20% or more of whose capital stock is owned by the same stockholders owning 20% of Tenant’s capital stock or more), parent or subsidiary corporation of Tenant or to a corporation to which it sells or assigns all or substantially all of its assets or which it may be consolidated or merged, provided such purchasing, consolidated, merged or affiliated or subsidiary corporation shall, in writing assume and agree to perform all of the obligations of Tenant under this Lease and it shall deliver such assumption with a copy of such assignment to Landlord within ten (10) days thereafter, and provided further that Tenant shall not be released or discharged from any liability under this Lease by reason of such assignment.

Section 14.02.   The Lease and Tenant's rights under the Lease are subject and subordinate to the lien of any present or future mortgage, indenture or other lien encumbrance, together with any renewals, extensions, modifications, consolidations and replacements of such lien encumbrance, now or after the Commencement Date, affecting, placed or enforced against the Premises, or any interest of Landlord in the Premises, or Landlord's interest in the Lease and the leasehold estate created by the Lease (except to the extent any such instrument will expressly provide that the Lease is superior to such instrument).  This provision will be self-operative and no further instrument of subordination will be required in order to effect it.  Nevertheless, Tenant will execute, acknowledge and deliver to Landlord, at any time and from time to time, upon demand by Landlord, such documents as may be requested by Landlord, or any Fee Mortgagee to confirm or effect any such subordination.  If Tenant fails or refuses to execute, acknowledge and deliver any such document within twenty (20) days after written demand, Landlord, its successors and assigns will be entitled to execute, acknowledge and deliver any and all such documents for and on behalf of Tenant as attorney-in-fact for Tenant.  Tenant does hereby constitute and irrevocably appoint Landlord, its successors and assigns as Tenant's attorney-in-fact to execute, acknowledge and deliver any and all documents described in this Section for and on behalf of Tenant, as provided herein.

Section 14.03.   If the Premises are encumbered by a Fee Mortgage and such Fee Mortgage is foreclosed, or if the Premises is sold pursuant to such foreclosure or by reason of a default under said mortgage, then notwithstanding such foreclosure, such sale, or such default (i) Tenant shall not disaffirm the Lease or any of its obligations thereunder, and (ii) at the request of the applicable Fee Mortgagee or purchaser at such foreclosure or sale, Tenant shall attorn to such Fee Mortgagee or purchaser and execute a new lease for the Premises setting forth all of the provisions of the Lease except that the term of such new lease shall be for the balance of the Term.

Section 14.04.   The term "Landlord" as used in this Lease means only the owner for the time being or the Fee Mortgagee in possession for the time being of the Premises.  In the event of any sale of the Premises, said Landlord shall be and hereby is entirely freed and relieved of all of its covenants, obligations and liability hereunder.  This Section shall be applicable to each owner of the Premises, from time to time, and shall not be limited to the first owner of the Premises.

ARTICLE 15.
NO WAIVERS BY LANDLORD

Section 15.01.   Except as otherwise provided in this Lease, no act or thing done by Landlord or its agents during the term hereof shall constitute an eviction or constructive eviction by Landlord, nor shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord.  The delivery of keys to an employee of Landlord or of its agents shall not operate as a termination of this Lease or a surrender of the Premises.

Section 15.02.   The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or to insist upon the strict performance by Tenant or any other Tenant, of the Rules and Regulations annexed hereto or hereafter adopted by Landlord shall not prevent a subsequent act or omission which would have originally constituted a violation, from having all the force and effect of an original violation.

Section 15.03.   The receipt by Landlord of rent with knowledge of breach of any covenant of this Lease shall not be deemed a waiver of such breach.

Section 15.04.   No payment by Tenant or receipt by Landlord of a lesser amount than the Fixed Rent and Additional Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without any prejudice to Landlord's right to recover the balance or pursue any other remedy provided in this Lease.

ARTICLE 16.
DEFAULT PROVISIONS; REMEDIES

Section 16.01.   If one or more of the events in Section 16 herein (an "Event of Default") shall have occurred and shall not have been remedied, within any applicable cure period, then Landlord may, at Landlord's option, give to Tenant a notice of election to end the Term of this Lease at the expiration of five (5) days from the date of service of such notice, and, if that notice is given, then, at the expiration of those five (5) days the Term of this Lease and all right, title, and interest of Tenant under it shall expire as fully and completely as if that day were the date specifically fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

Section 16.02.

A.           Default shall be made and an Event of Default shall have occurred:

(i)           Upon Tenant’s failure to make collectible  payment of the Fixed Rent or any Additional Rent when due and such default shall continue for a period of ten (10) days after Tenant's receipt of notice of the non-payment thereof; or

(ii)   If Tenant shall fail, refuse or neglect to timely pay Fixed Rent or any Additional Rent for two (2) consecutive months or for a total of four (4) months in any period of twelve (12) months; or

(iii)          If any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the Premises shall be taken or occupied or attempted to be taken or occupied by someone other then Tenant.

B.           Default shall be made and an Event of Default shall have occurred upon Tenant’s failure, refusal or neglect in the performance of any other covenant or agreement on the part of Tenant to be performed under this Lease, and such default shall continue for a period of thirty (30) days after notice thereof specifying such default shall have been given to Tenant; provided, however, in the case of a default which cannot with reasonable diligence be remedied by Tenant within a period of thirty (30) days, if Tenant shall commence within such period of thirty (30) days to remedy the default and thereafter shall prosecute the remedying of such default with all reasonable diligence, the period of time after the giving of such notice within which to remedy the default shall be extended for such period as may be necessary to remedy the same with all reasonable diligence.

C.           Default by Tenant shall be made and an Event of Default shall have occurred:

(i)           If Tenant shall (a) make an assignment for the benefit of creditors, (b) file or acquiesce to a petition in any court (whether or not pursuant to any statute of the United States or of any state) in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, (c) make an application in any such proceedings for or acquiesce to the appointment of a trustee or receiver for it or all of any portion of its property.

(ii)           If any petition shall be filed against Tenant, to which Tenant does not acquiesce in any court (whether or not pursuant to any statute of the United States or any state) in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, and (a) Tenant or any guarantor of Tenant, if any, shall thereafter be adjudicated a bankrupt, or (b) such petition shall be approved by any such court, or (c) such proceedings shall not be stayed, dismissed, discontinued or vacated within sixty (60) days.

(iii)           If, in any proceeding, pursuant to the application of any person other than Tenant, to which Tenant does not acquiesce, a receiver or trustee shall be appointed for Tenant, or for all or any portion of the property of either and such receivership or trusteeship shall not be set aside within sixty (60) days after such appointment.

(iv)           Except as otherwise provided herein, if Tenant transfers by sale, assignment, operation or otherwise, fifty (50%) percent or greater interest (whether of stock, a partnership interest or otherwise) either in one transaction or in any aggregation or series of transactions without Landlord's consent.

(v)           If Tenant shall abandon the Premises and/or permit the same to be unoccupied, unattended, vacant or deserted.

(vi)           If Tenant shall be in default with respect to any other Lease between Landlord and Tenant.

Section 16.03.   Upon the termination of this Lease pursuant to any of the provisions of this Article, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossess proceedings or any other action or proceeding authorized by law and to remove Tenant without being liable for any damages.

Section 16.04.   Nothing in this Article shall limit the right of Landlord to recover possession of the Premises for nonpayment of Rent or Additional Rent pursuant to any summary dispossess proceedings or other proceeding or remedy available to it by law or by statute at any time after the occurrence of an Event of Default of the character specified in this Article 16 and the expiration of all periods of time within which Tenant shall be entitled to remedy such default.

Section 16.05.

A.           Upon the termination of this Lease by reason of the happening of any Event of Default, or in the event of the termination of this Lease by summary dispossess proceeding or under any provision of law now or at any time hereafter in force, by reason of or based upon or arising out of the occurrence of an Event of Default, or upon Landlord recovering possession of the Premises in the manner or in any of the circumstances mentioned previously, or in any other manner or circumstances whatsoever pursuant to legal process, by reason of or based upon or arising out of the occurrence of an Event of Default, Landlord may, at Landlord's option and in Landlord’s sole discretion, at any time and from time to time, relet the Premises or any part of parts thereof, and receive and collect the rents therefor.  Landlord shall apply the rents so received first to the payment of such expenses as Landlord may have incurred in recovering possession of the Premises, and for putting the same in good order or condition or preparing or altering the same for re-rental, and reasonable expenses, commissions, attorneys fees and charges paid by Landlord in and associates with in any way the reletting thereof and then to the fulfillment of the covenants and agreements of Tenant under this Lease.

B.           Any such reletting as provided by section 16.05A hereinbefore may be for the remainder of the Term of this Lease or for a longer or shorter period at Landlord's option and in Landlord’s sole discretion.  In any such case and whether or not the Premises, or any part thereof, be relet, Tenant shall pay to Landlord the Rent, all other charges required to be paid by Tenant up to the time of such termination of this Lease, or of such recovery of possession of the Premises by Landlord, as the case may be, and thereafter Tenant shall, if required by Landlord, pay to Landlord until the end of the Term of this Lease the equivalent of the amount of all the Rent reserved herein, and all other charges required to be paid by Tenant pursuant to this Lease, less the net avails of reletting, if any, and the same shall be due and payable by Tenant to Landlord upon demand.

Section 16.06.   Tenant waives the service of notice of Landlord's intention to reenter as provided for in any statute, or to institute legal proceedings to that end, and also waives any and all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge.  Landlord and Tenant each waive and shall waive any and all right to a trial by a jury in the event that summary proceedings shall be instituted by Landlord.  The terms "enter," "reenter," "entry," or "reentry," as used in this Lease are not restricted to their technical legal meanings.

ARTICLE 17.
INDEMNIFICATION

Section 17.01.

A.           Tenant shall indemnify, defend and save harmless Landlord against and from any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees which may be imposed upon or asserted against Landlord ("Liabilities") by reason of any work, use or thing whatsoever done in or about the Premises by Tenant or any person, firm, association or corporation other than Landlord, and shall also indemnify and save Landlord harmless against and from any and all Liabilities arising during the Term of this Lease from any condition of the Premises or any sidewalk adjoining the Land, or of any vaults, passageways, parking areas, or space therein or appurtenant to or adjoining the Land, or arising from any act or omission of Tenant, or any occupant of the Premises or any part thereof, or of its or their agents, contractors, servants, employees, invitees, licensees, or of trespassers or arising from any accident, injury, or damage whatsoever caused to any person or property occurring during the Term of this Lease in or about the Premises, or upon or under the sidewalks adjoining the Land, and from and against all judgments, costs, expenses, losses, penalties and liabilities incurred in or associates with  any such claim or action or proceeding brought therein, except to the extent arising from the negligence or willful misconduct of Landlord or Landlord's agents, contractors, servants, employees, invitees or licensees.  This provision shall survive the Term and/or termination of this Lease.

B.           If any action or proceeding is brought against Landlord by reason of any claim described in this Section 17.01, Tenant, upon notice from Landlord, shall defend such action or proceeding by counsel reasonably satisfactory to Landlord, at Tenant’s sole cost and expense.

C.           Landlord shall indemnify, defend and save harmless Tenant against and from any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorney’s fees which may be imposed upon or asserted against Tenants which are caused or created by Landlord’s or Landlord’s agents, contractors, servants, employees or licensees as a result of their negligence or willful misconduct.  The obligations of Landlord with respect to this paragraph shall commence on January 1, 2014 and shall continue for the duration of the Term of this Lease.  For purposes of clarity, the parties hereto specifically agree the terms of this Subparagraph C shall not be applicable with respect to any liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorney’s fees, that occur, accrue or originate from the Commencement Date through and including December 31, 2013.

ARTICLE 18.
RULES AND REGULATIONS

Section 18.01.   Tenant shall observe strictly with the rules and regulations as Landlord or Landlord's agents may from time to time adopt (such rules and regulations as have been or may hereafter be adopted or amended are hereinafter the "Rules and Regulations").

ARTICLE 19.
REMEDIES; LIMITATION OF LIABILITY

Section 19.01.   The specified remedies to which Landlord or Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the party may be lawfully entitled in case of any breach or threatened breach by the other party of any provision of this Lease.  The failure of a party to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option in this Lease shall not be construed as a waiver or a relinquishment for the future of such covenant or option.  A receipt by Landlord of the Rent and/or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach, and no waiver by either party of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by such party.  In addition to the other remedies in this Lease provided, either party shall be entitled to the restraint by injunction of the violation, or attempted or threatened violation, of any of the covenants, conditions, or provisions of this Lease.

Section 19.02.   Landlord (and, in case Landlord shall be a joint venture, partnership, tenancy-in-common association or other form of joint ownership) and the members of any such joint venture, partnership, tenancy-in-common, association or other form of joint ownership shall have absolutely no personal liability with respect to any provision of this Lease, or any obligation or liability arising therefrom or in connection therewith.  Tenant shall look solely to the equity of the then owner of the Premises in the Premises (or if the interest of the Landlord is a leasehold interest, Tenant shall look solely to such leasehold interest) for the satisfaction of any remedies of Tenant in the event of a breach by the Landlord of any of its obligations.  Such exculpation of liability shall be absolute and without any exception whatsoever.

Section 19.03.   With respect to any provision of this Lease which provides, in effect, that Landlord shall not unreasonably withhold or unreasonably delay any consent or any approval, Tenant, in no event, shall be entitled to make, nor shall Tenant make, any claim for, and Tenant hereby waives any claim for money damages; nor shall Tenant claim any money damages by way of set-off, counterclaim or defense based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval; but Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

ARTICLE 20.
CERTIFICATES OF LANDLORD AND TENANT

Section 20.01.   Either party shall, at any time and from time to time, upon not less than twenty (20)  days' prior notice from the other party, execute, acknowledge, and deliver to the other party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications), and the dates to which the Fixed Rent and other charges have been paid in advance, and stating whether or not to the best knowledge of the signer of such statement the other party is in default in keeping, observing, or performing any covenant or agreement contained in this Lease and, if there be a default, specifying each such default, it being intended that any such statement delivered pursuant to this section may be relied upon by the other party or any purchaser, subtenant or mortgagee of its estate, but reliance on such statement may not extend to any default as to which the signer shall have had no actual knowledge, after due inquiry.

ARTICLE 21.
NOTICES

Section 21.01.

A.           Any notice, demand, request, approval, or other communication (a "Notice") which, under the terms of this Lease or under any statute, must or may be given by the parties, must be in writing, and must be given by (i) mailing the same by registered or certified mail return receipt requested,  or (ii) delivering same by any nationally recognized overnight carrier to the respective parties at their addresses set forth below or at another subsequent mailing address provided on Notice to the other party.

B.           Either party, and the holder of any Fee Mortgage who shall have made the request referred to in Section 20.01, may designate by notice in writing given in the manner specified a new or other address to which a notice shall thereafter be so given.  All notices shall be deemed given (i) the earlier of forty-eight (48) hours after having been duly deposited in the mails or when refused, or (ii) twenty-four hours after having been delivered to the overnight carrier.

Section 21.02.  Notices to Landlord shall be sent to Fred Kornberg at TM Squared, 17 Palatine Court, Syosset, New York 11791 with a copy to James N. Joseph, Esq. of Joseph & Terracciano LLP, 2 Roosevelt Avenue, Suite 200, Syosset, New York 11791; Notices to Tenant shall be sent to Comtech PST Corp. Attn: Michael Porcelain, 68 South Service Road, Suite 230, Melville, New York 11747 with a copy to Proskauer Rose LLP, Eleven Times Square, New York, New York 10036, Attn: Robert Cantone.

ARTICLE 22.
BROKER

Section 22.01.   Landlord and Tenant covenant and agree that no brokers brought about this Lease.  Landlord and Tenant further covenant and agree that to the extent any broker claims a brokerage commission or finder's fee through a party, the party claimed through will defend, indemnify and hold the other party harmless from any and all claims, losses, judgments, liabilities, suits, costs of suits, and all other costs and expenses which either party may incur in connection therewith, including attorney's fees and costs to enforce this indemnity.  This indemnification shall survive the termination of this Lease.

ARTICLE 23.
QUIET ENJOYMENT

Section 23.01.  Tenant upon paying the Rent and all other charges provided for in this Lease and upon observing and keeping all of the covenants, agreements, and provisions of this Lease on its part to be observed and kept, shall lawfully and quietly hold, occupy, and enjoy the Premises during the Term of this Lease without hindrance or molestation by anyone claiming by, through or under Landlord as such, subject, however, to the exceptions, reservations and conditions of this Lease.

ARTICLE 24.
INVALIDITY OF PARTICULAR PROVISIONS

Section 24.01.   If any provision of this Lease or its application to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

ARTICLE 25.
COVENANTS TO BIND AND BENEFIT THE RESPECTIVE PARTIES

Section 25.01.   The covenants and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

ARTICLE 26.
CONDITION OF PREMISES

Section 26.01.   Tenant represents that the Premises, the title thereto, any sidewalks, parking areas or yard area adjoining the same, and subsurface conditions thereof, and the present permitted uses and prohibited uses thereof, have been examined by Tenant and that Tenant accepts the same "AS IS" in the condition or state in which they or any of them now are, without representation or warranty, express or implied in fact or by law, by Landlord and without recourse to Landlord, as to the title thereto, the nature, condition or usability thereof or the use or uses to which the Premises or any part thereof may be put.

Section 26.02.   Tenant is fully familiar with the physical condition of the Premises and with each and every part thereof, and accepts same in the condition in which they are in on the date of this Lease, and Landlord makes no representation or warranty with respect to the condition of the Premises or of its fitness or availability for any particular use, and Landlord shall not be liable for any latent or patent defects therein.

Section 26.03.   Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of such services or the furnishing of any materials that would give rise to the filing of any lien against the Premises or any part thereof.

ARTICLE 27.
LATE FEES AND CHARGES

Section 27.01.     In order to cover the extra expense involved in handling delinquent payments, Tenant, at Landlord's option, shall pay a "late charge" of two  (2%) percent of any payment of Fixed Rent for each thirty day period, or part thereof, during which said Rent remains unpaid, provided said rent is paid more than ten (10) days after the due date thereof.  It is understood and agreed that this charge is for additional expenses incurred by Landlord and shall not be considered interest.

ARTICLE 28.
COMPLIANCE WITH ENVIRONMENTAL LAWS

Section 28.01.   Tenant agrees that it shall, at its sole cost and expense, promptly comply with all federal, state and local laws, ordinances, rules, regulations and any requirements and any directive, order or governmental instruction issued under any of the foregoing, relating to health or safety, hazardous or toxic substances or wastes, or air, ground and water pollution, protection and/or preservation of the environment (hereinafter collectively referred to as "Environmental Laws") applicable to its use and manner of use of the Premises after the date hereof.

Section 28.02.   Without limiting the foregoing, Tenant agrees:

A. that it shall not allow to occur any action or omission which is prohibited by or may result in any liability under any Environmental Law;

B. whenever an Environmental Law requires any action due to Tenant’s use or manner of use of the Premises, Tenant shall fulfill all such obligations at its sole cost and expense, it being the intention of the parties hereto that the Landlord shall be free of all expenses or obligations arising from or in connection with compliance with any Environmental Law arising out of Tenant’s use or manner of use of the Premises.

Section 28.03.   Without limiting the foregoing, Tenant agrees:

A. at its sole cost and expense to promptly discharge and remove any lien or encumbrance against the Premises, the Building or any property owned or controlled in whole or in part by the Tenant, imposed by reason of Tenant's failure to comply with any Environmental Law or any provision of this Section at Tenant’s sole cost and expense;

B. to defend, indemnify and hold Landlord harmless from and against any and all liabilities, penalties, losses, expenses, damages, costs, claims, causes of actions, judgments and/or the like, of whatever nature, including but not limited to attorneys' fees and other expenses of litigation or preparation thereof however arising including any action brought under this Article, to the extent such costs arise from, are caused in part or in whole by,  or are in connection with Tenant's failure to comply with any Environmental Law or any provision of this Article.

Section 28.04.   Within ten (10) days after a written request by the Landlord, or any Fee Mortgagee, Tenant shall deliver to Landlord a duly executed acknowledged affidavit of Tenant's authorized officer, certifying that the Tenant is not in violation of any Environmental Law and that no person or entity is asserting or has asserted that Tenant is or may be in violation of any Environmental Law.  Tenant shall supply Landlord and the Fee Mortgagee, with all information relating to any alleged or actual violation of any Environmental Law as the Landlord or Landlord's Mortgagee reasonably requests within ten (10) days of a written request for such information.

Section 28.05.  Tenant agrees that each and every provision of this Article shall survive the expiration or earlier termination of the Term of this Lease.  The parties hereto expressly agree and acknowledge that the Landlord would not enter into this Lease but for the provision of this Article and the survival thereof.

Section 28.06.

A.           If Tenant receives any notice of the happening of any event involving an emission, spill, release or discharge into or upon (i) the air, (ii) soils or any improvements located thereon, (iii) surface water or ground water, or (iv) the sewer, septic system or waste treatment, storage or disposal system servicing the Premises, of any toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such material listed in any federal, state or local law, code,  ordinance and all rules and regulations promulgated thereunder, as hazardous or potentially hazardous) (any of which is hereafter referred to as a "Hazardous Discharge"), or any complaint, order, directive claim, citation or notice by any governmental authority or any other person or entity with respect to (a) air emissions, (b) spills, releases or discharges to soils or any improvements located thereon, surface water, ground water or the sewer, septic system or waste treatment, storage or disposal systems servicing the Building and/or Premises, (c) noise emissions, (d) solid or liquid waste disposal, (e) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes or (f) other environmental, health or safety matters affecting Tenant, the Building and/or Premises, any improvements located thereon, or the business therein conducted (any of which is hereafter referred to as an "Environmental Complaint"), then Tenant shall give immediate oral and written notice of same to Landlord, detailing all relevant facts and circumstances and initiate and complete all steps and actions necessary or advisable to clean up, remove, restore, resolve and minimize the impacts of the Hazardous Discharge or Environmental Complaint to the extent said Hazardous Discharge or Environmental Complaint shall have been due to a breach by Tenant of its obligations to be performed under the terms of this Lease.

B.           Without limitation of the foregoing, Landlord shall have the option, but shall not be obligated, to exercise any of its rights as provided in this Lease and may enter onto the Premises and/or take any actions as it deems necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Discharge or Environmental Complaint upon Landlord's receipt of any notice from any person or entity asserting the happening of a Hazardous Discharge or an Environmental Complaint on or pertaining to the Premises.  All costs and expenses incurred by Landlord in the exercise of any such rights shall be deemed to be Additional Rent hereunder and shall be payable to Landlord upon demand.

ARTICLE 29.
GOVERNING LAWS

Section 29.01.   This Lease shall be construed and enforced in accordance with the laws of the State of New York.

ARTICLE 30.
LANDLORD'S FEES

Section 30.01.   Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for all of Landlord's reasonable costs incurred in reviewing the proposed action or consent, including, without limitation, reasonable attorneys', engineers' or architects' fees, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs.  Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

ARTICLE 31.
AUTHORITY

Section 31.01.   Tenant represents to Landlord that Tenant is authorized to execute this Lease, perform the terms and conditions set forth herein by requisite action of the Board of Directors of Tenant and agrees upon request to deliver to Landlord a resolution or similar document to that effect on or before Lease Commencement.

ARTICLE 32.
FORCE MAJEURE

Section 32.01.   In the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of  acts of God, fire , inability to procure materials or obtain labor, failure of power, riots, insurrection, the act, failure to act or default of the other party, war or terrorist act, government prohibition or regulation, or other reason beyond their control, the performance of such act shall be excused for the period of the delay and the period of or the performance of any such act shall be extended for a period equivalent to the period of such delay but in no event shall this clause postpone, delay or excuse payment of Fixed  Rent or  Additional Rent  by Tenant to Landlord, or any other sums or charges payable by Tenant hereunder.

ARTICLE 33.
MODIFICATIONS TO LEASE

Section 33.01.   If, in connection with obtaining financing for the Building, any bank, insurance company or other lending institution shall request reasonable modifications in this Lease as the conditions of such financing, Tenant will not unreasonably withhold, delay or defer its consent hereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely effect the leasehold interest hereby created.

ARTICLE 34.
HOLDING OVER

Section 34.01.   If Tenant holds over after the Term of this Lease, and fails to vacate the Premises after the expiration or sooner termination of this Lease for any cause or after Tenant's right to occupy the same ceases, thereafter, and notwithstanding anything to the contrary contained elsewhere in this Lease, such tenancy shall be a tenancy in sufferance terminable immediately by Landlord upon notice to Tenant, and Tenant shall be liable to Landlord for Fixed Rent at two (2)  times the monthly installment of Fixed Rent as provided in this Lease for the last month of the Term hereunder in addition to all other Additional Rent items  and all other charges required herein, up until the day possession of the Premises is surrendered to Landlord.  If the Premises are not surrendered at the end of the Term, Tenant shall be responsible to Landlord for all damages which Landlord shall suffer by reason thereof, and Tenant hereby indemnifies Landlord against all claims made by any succeeding tenant and any real estate broker(s) against Landlord, resulting from delay or inability of Landlord to deliver possession of the Premises to such succeeding tenant.  The acceptance of any form of Rent, Additional Rent or other payments by Landlord from Tenant shall not create any new or additional tenancy other than as aforestated.

ARTICLE 35.
SIGNS

Section 35.01.

A.           The following provisions shall be in addition to those contained in Article 6.02D. Tenant shall not be permitted to install or place any signs at the Premises without Landlord’s advance written consent.

B.           Tenant shall submit to Landlord a written request for any signage, together with the specifications thereof, for Landlord’s review and approval.  Any signs installed on or at the Premises with out Landlord’s consent shall promptly be removed.  Tenant shall be solely obligated to obtain any and all permits and other municipal approvals for erection and maintenance of signs.

C.           During the nine (9) months preceding the end of the term, Landlord may post and maintain, without hindrance or molestation, signs or notices indicating that the Premises are for sale and/or for rent (unless Tenant has notified Landlord of its intention to renew the Lease); however, no such sign shall be affixed to a door or window of the Premises.

ARTICLE 36.
CONDITIONS PRECEDENT

Section 36.01.   The Lease shall be of no force and effect unless and until it is executed by both Landlord and Tenant.

ARTICLE 37.
WAIVERS BY TENANT

Section 37.01.   Tenant, for itself, and on behalf of any and all persons claiming through or under it, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease for the Term hereby after having been dispossessed or ejected therefrom by process of law or after the termination of this Lease as provided herein.

Section 37.02.   Tenant hereby waives the right to trial by jury in any action, summary proceeding, legal proceeding or counterclaim between or among the parties hereto or their successors or assigns on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant's use of or occupancy of the Premises.

Section 37.03.   Supplementing and in furtherance of the provisions of Section 37.02, hereof, Tenant hereby waives the right to interpose a counterclaim of whatever nature or description in any summary proceeding instituted by Landlord against Tenant for possession of the Premises or in any action or proceeding instituted by Landlord for unpaid Fixed Rent, Additional Rent or other sums or charges payable by Tenant under this Lease.

Section 37.04.   In the event Tenant claims or asserts that Landlord has violated or failed to perform a covenant of Landlord not to unreasonably withhold or delay Landlord's consent or approval, or in any case where Landlord's reasonableness in exercising its judgment is in issue, Tenant's sole remedy shall be an action for specific performance, declaratory judgment or injunction and in no event shall Tenant be entitled to any money damages for a breach of such covenant, and in no event shall Tenant claim or assert any claims for any money damages in any action or by way of set off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other remedies.

ARTICLE 38.
SECURITY DEPOSIT

Section 38.01.  Tenant has deposited with Landlord the sum of $96,493.35 (the “Security Deposit”), as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease; it is agreed that in the event Tenant defaults beyond any applicable notice and grace period with  respect to  any of the terms, provisions and conditions of this Lease, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any sum as to which Tenant is in default beyond any applicable notice and grace period.  Landlord shall hold Tenant’s security deposit in a separate interest bearing account (of which Tenant shall receive the interest less one (1%) percent that may be retained by Landlord as an administrative fee).  In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the Expiration Date and after delivery of entire possession of the Premises to Landlord in the condition required in this Lease.  In the event of a sale of the Land and Building, Landlord shall have the right to transfer the security to the vendee and Landlord shall thereupon be released by Tenant from all liability for the return of such security. If, as a result of any application of all or any part of the security deposit, the amount of the security deposit being held by Landlord shall be less than the amount required to be held hereunder (a minimum of two (2) months Fixed Rent), Tenant shall forthwith and upon demand provide Landlord with additional funds in an amount equal to the deficiency.

ARTICLE 39
NET LEASE

Section 39.01.  It is the intention hereby that all Fixed Rent and Additional Rent received by Landlord hereunder shall be on a “net” basis, with all charges and costs of every nature whatsoever to be paid by Tenant unless otherwise specifically provided.

ARTICLE 40
EXTERMINATING/SANITARY SERVICES/ODORS/GAS/SPRINKLERS.

Section 40.01. Tenant shall maintain exterminating services satisfactory to Landlord to the end that the Building and Premises shall be free of rodents, vermin, insects, noxious odors, rubbish and debris.  Tenant shall also maintain such other sanitary services, satisfactory to Landlord, to the end that all parts of the Building and Premises including the drains, traps and sewers shall be free of accumulation or any substance, material or refuse.

Section 40.02. Tenant will not permit obnoxious odor to emanate from the Building and Premises.  Tenant will, within three (3) business days after written notice from Landlord, start to install, at its own expense, reasonable control devices or procedures to eliminate such odors, if any, and will complete such installations as expeditiously as possible thereafter.  In the event such condition is not so remedied, Landlord may, at its discretion, either (a) cure such condition and thereafter add the cost and expense incurred by Landlord therefore to the next monthly rental to become due and Tenant shall pay said amount as Additional Rent, or (b) treat such failure on the part of Tenant to eliminate such noxious odors as a material default hereunder entitling

Landlord to any of its remedies pursuant to the terms of this Lease.  If Tenant requests and is permitted by Landlord to install an exhaust system on the roof of the Building and Premises, if applicable then, and in such event, Tenant shall thereafter be responsible for and shall make all repairs to the roof at Tenant’s own cost necessitated or caused by such installation.  Tenant shall also be responsible for any roof damage caused by such installation and indemnify and hold harmless Landlord from any claims and/or liabilities with respect to same.

Section 40.03. If gas is used in the premises, Tenant shall install gas cut off devices (manual and automatic).  If Tenant’s installation requires any exhausts to the street, such exhaust shall be subject to Landlord’s prior written approval as to the location and esthetics thereof, which approval shall not be unreasonably withheld or delayed.

Section 40.04.  In addition to any other provisions herein, Tenant shall keep any garbage, trash rubbish or other refuse in rat-proof containers within the interior of the Premises and shall discharge and/or remove such garbage, trash, rubbish and refuse, on a regular basis.  Tenant shall comply with all applicable regulations concerning recycling of waste.

Section 40.05.  Tenant shall at all times execute and comply with all statutes, ordinances, rules orders, regulations, and other regulations (including those that require structural alterations) of the Federal, State, County and local government and of any and all Departments and Bureaus thereof, and shall also promptly comply with and execute all rules, orders and regulations of the New York Board of Fire Underwriters for the prevention of fires, at Tenant's sole cost and expense.  Tenant shall install, maintain and update a code compliant fire protection sprinkler system in the Premises at its sole cost and expense, which shall remain the property of Landlord.  Such fire protection sprinkler system shall include a backflow device, lateral lines and distribution of heads reasonably sufficient to provide proper fire suppression water coverage of the Building and Premises. Any inspections, modifications or additions required to any existing sprinkler system at any time during the term of this Lease shall be at Tenant’s sole cost and expense.  Tenant shall maintain sprinkler heads flush with ceiling in all office areas.

ARTICLE 41
CAPTIONS AND INTERPRETATION

Section 41.01.  The captions appearing in this Lease in no way define, limit, construe or describe the scope or intent of the provisions of this Lease. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for nor against either Landlord or Tenant, and should a court be called upon to interpret any provision hereof, no weight shall be given to, nor shall any construction or interpretation be influenced by, any presumption of preparation of a lease by Landlord or by Tenant.

ARTICLE 42
ATTORNEYS’ FEES

Section 42.01 Tenant agrees to pay to Landlord upon demand, as Additional Rent, a sum equal to all costs and expenses (including attorneys' fees, costs of investigation and disbursements) incurred by Landlord in successfully enforcing any or all of its rights hereunder following a default by Tenant, specifically including the cost of collecting sums due, whether or not an action or proceeding is commenced, or levying and collecting on any judgment or arbitration award in Landlord's favor.

ARTICLE 43
SINGULAR, PLURAL

Section 43.01 Whenever a neutral singular pronoun refers to Tenant, same shall be deemed to refer to Tenant if Tenant be an individual, a corporation, a partnership or two or more individuals or corporations.

ARTICLE 44
RECORDATION

Section 44.01 Tenant covenants not to place this Lease on public record without the consent of Landlord. At the request of Landlord, and in Landlord’s sole discretion Tenant will execute a memorandum of lease for recording purposes containing references to such provisions of this Lease as Landlord, in its sole discretion, shall deem necessary.

ARTICLE 45
RIGHT OF FIRST REFUSAL

Section 45.01

A.           If at any time during the term of this Lease, Landlord and any other party shall agree on terms for the sale of the premises by Landlord to such third party, Landlord will only sell its interest in the premises or a portion thereof after said Premises have been offered to the Tenant in the manner provided in this Agreement.

B.           In the event that Landlord wishes to sell its interest in the Premises or a portion thereof, it shall, thirty (30) days prior to entering into any contract for said sale, given written notice to the Tenant, and the Landlord will annex to this notice a written statement of the terms and conditions which the prospective purchaser has offered to purchase the Premises.  The Landlord will covenant and represent that such offer is valid, genuine and true in all respects.

C.           Tenant will then have thirty (30) days after receipt of said notice with its accompanying papers, to exercise its option to purchase the Premises or the portion thereof offered for sale on the same terms contained in the offer submitted by the Landlord to the Tenant.  If Tenant elects to purchase the Premises, within sixty (60) days after Tenant's exercise of such option, the parties to this Agreement shall enter into a contract of sale, in writing, with the usual and agreeable covenants and conditions, and inclusive of the price and other terms as contained in the written Statement submitted by Landlord to the Tenant.

D.           In the event that this right to purchase the Premises, or portion thereof, is not exercised by the Tenant within the prescribed time period, the Landlord will be free to sell his interest in the Premises to the person or entity who made the original offer which was submitted to the Tenant along with the Landlord’s notice of intention to sell.  If said Premises, or portion thereof, are not so sold, this Agreement shall remain in full force and effect with respect to any subsequent offers received by the Landlord.

E.           It is expressly understood and agreed that Tenant shall have no right or option to purchase the Premises and the Land upon termination of the Lease Term unless otherwise provided in this Lease.

ARTICLE 46
RENEWAL OF LEASE TERM

Section 46.01. Provided that no Event of Default shall have occurred and be continuing, Tenant shall have the option to renew this Lease for one (1) additional period of ten (10) years under all of the terms, covenants and conditions contained herein (“Right of Renewal”) and the amount of the minimum Fixed Rent increases shall continue to be governed by the terms set forth in Schedule B hereinafter in each successive year of the renewal term of this Lease over the prior year’s minimum base Fixed Rent.  Provided further, in order for this Right of Renewal to be exercised, written notice must be given by Tenant to Landlord of its intention to exercise this Right of Renewal no later than March 30, 2021.

ARTICLE 47
ACKNOWLEDGEMENT OF DISCLOSURE OF INTEREST

Section 47.01. Tenant acknowledges that the Landlord is an entity controlled by Fred Kornberg, a director and Chairman, President and Chief Executive Officer of the Tenant.  Tenant represents to the Landlord that it believes, among other things, based upon independent information and professional advice supplied to it, and its Board of Directors, that the execution and delivery of the Lease Agreement is in the best interests of the Corporation, and that its terms and conditions, taken as whole, are fair and commercially reasonable and does not present a conflict or potential conflict of interest.

ARTICLE 48
RESERVATION OF RIGHTS

Section 48.01. Notwithstanding any other provision of this Lease and without diminishing any Tenant obligations contained in this Lease unless otherwise provided herein, Landlord shall exclusively retain all rights, title and interests in the Building and the Premises to permit, license, contract for, grant an easement for and exclusively profit from the installation, operation, maintenance and control of cellular, wireless communication and/or other communication antennas and/or transmission/reception devices and equipment (including but not limited to other customary or legally required ancillary installations such as utilities and electrical runs, backup power generation systems, shelters and fences) (hereinafter collectively referred to as “Landlord Reserved Installations”).  For purposes of clarity, Landlord Reserved Installations may be located in, on or about the Building and the Premises, including but not limited to all areas on the roof, parapets, Building structures, parking areas and grounds.

Section 48.02. With respect to all installation, operation, maintenance and control of Landlord Reserved Installations, Tenant hereby covenants, warrants and agrees that throughout the Term of this Lease:

(a)           That Tenant shall provide (i) Landlord and Landlord’s agents, contractors, employees and licensees, and (ii) any Landlord Reserved Installations tenant, subtenant, licensee, sublicencee, subeasement grantee or easement grantee, and their respective agents, contractors, employees, regular and continuous access to the Building and the Premises, and to all areas therein necessary for the proper planning, installation, operation, maintenance and control of Landlord Reserved Installations consistent with the general requirements of industry standard Cell Tower and Roof Top Leases;

(b)           That Tenant and Tenant’s agents, contractors or employees shall not remove, modify, restrict access to, cause damage to, compromise or in any way interfere with Landlord Reserved Installations at any time.

Section 48.03.  With respect to all installation, operation, maintenance and control of Landlord Reserved Installations, Landlord hereby covenants, warrants and agrees:

(a) That to the extent any improvements are required to specifically facilitate the installation, operation, maintenance and control of Landlord Reserved Installations, Landlord shall solely bear the costs of same;

(b) That Landlord shall require any tenant, licensee or easement grantee with whom Landlord contracts for Landlord Reserved Installations, to carry property, commercial liability and workmen’s compensation insurance, with policy limits reasonably satisfactory to Landlord, naming Landlord and Tenant as additional insureds, as their interests may appear;

(c) Landlord shall indemnify and hold Tenant harmless against and from any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys fees, to the extent caused or created by the installation, operation, maintenance and/or control of the Landlord Reserved Installations to the extent that such exceed the financial coverage limits any coverage limits of the insurance policies referenced in subparagraph (b) above;

(d) If any proposed location of new Landlord Reserved Installations may reasonably and materially interfere with Tenants regular business activities in the Building, Landlord shall work with Tenant to relocate such proposed new Landlord Reserved Installations or part(s) thereof to a place mutually and reasonably acceptable to Landlord and Tenant, time being of the essence with respect to Tenant’s cooperation in this regard.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed and delivered this Lease as of the day and year first above written.

LANDLORD:

TM SQUARED

By: /s/ Fred Kornberg
Name: Fred Kornberg
Title: General Partner

TENANT:

COMTECH PST CORP.

By: /s/ Larry Konopelko
Name: Larry Konopelko
Title: President

For good and valuable consideration, the receipt and adequacy of which is acknowledged by the undersigned, the undersigned corporate parent of Comtech PST Corp. hereby irrevocably guarantees the full and prompt performance of each and every obligation of Comtech PST Corp. under the foregoing Lease.

GUARANTOR:

COMTECH TELECOMMUNICATIONS CORP.

By:/s/ Michael Porcelain
Name: Michael Porcelain
Title: Senior Vice President and CFO

SCHEDULE "A"

 Property Description

ALL that certain plot, piece or parcel of land, situate, lying and being in the Lower Half Hollow, the Town of Huntington, County of Suffolk, State of New York, being more particularly bounded and described as follows:

BEGINNING at a point on the northerly side of Baylis Road, as widened distant 229.13 feet southeasterly when measured along the new northerly side of Baylis Road as widened from the extreme southeasterly end of a curve having a radius of 100 feet a length of 157.08 feet connecting the said northerly side of Baylis Road as widened and the easterly side of Maxess Road;

RUNNING THENCE North 7 degrees 56 minutes 04 seconds East, along land formerly of Klein now or formerly of Town of Huntington, 727.23 feet to a point;

THENCE along land now or formerly of Paul Wicks, South 82 degrees 07 minutes 05 seconds East, 162.96 feet to a point;

THENCE along land now or formerly of Falakowski, South 8 degrees 46 minutes 45 seconds West, 811.15 feet to the northerly side of Baylis Road as widened;

THENCE along the northerly side of Baylis Road, as widened, on a curve bearing to the right having a radius of 967 feet a distance of 169.67 feet to a point;

THENCE along said northerly side of Baylis Road, as widened, North 48 degrees 08 minutes 12 seconds West, 3.19 feet to the point or place of BEGINNING.

FOR INFORMATION ONLY:
District	Section	Block	Lots
0400	268.00	02.00	019.000

SCHEDULE “B”

Rent Schedule

(i)           During the first year of the term of this Lease, the annual rental shall be $580,154.12 payable $48,346.18 per month.

(ii)           During each subsequent year (an “Adjustment Year”) of the term of this Lease (including each year of the renewal term of this Lease, if the renewal option provided for in Section 46 is exercised), the annual rental shall be adjusted by multiplying the annual rent for the immediately preceding year by the lesser of (a) a fraction, the numerator of which is the Index (hereinafter defined) for the first month of such Adjustment Year and the denominator of which is the Index for the first month of the immediately preceding year, or (b) 1.05.  Until such time as the Index for the first month of such Adjustment Year is announced and the fraction in clause (a) of the preceding sentence can be determined, Tenant shall continue to pay rent at the same rate as in the immediately preceding year, and the parties shall make the adjustment in accordance with this paragraph as soon as practicable thereafter, which adjustment shall be retroactive to the start of such Adjustment Year.  For purposes hereof, “Index” shall mean the Consumer Price Index, All Items for All Urban Consumers for New York City and Northeastern New Jersey (1982-84 = 100; 2010 = 240.864) as published by the U.S. Department of Labor Bureau of Labor Statistics.